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                                                                  EXHIBIT (d)(2)

                                    SPECIMEN

Certificate                                                          Number of
Number                                                               Shares


                         Van Kampen Senior Income Trust
                   Organized as a Massachusetts Business Trust
                      Auction Preferred Shares, Series [ ]
                         $25,000 Liquidation Preference

                                    Cusip No.

                  This certifies that Cede & Co. is the owner of fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per shares, liquidation preference $50,000 per share, designated Auction Preferred Shares, Series [ ], of Van Kampen Senior Income Trust (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

                  In witness whereof the said Fund has caused this Certificate to be signed by its duly authorized officer and its corporate seal to be
hereunto affixed this     day of , 200 .

The Bank of New York                 Van Kampen Senior Income Trust
  As Registrar and
   Transfer Agent


____________________         ____________________           ____________________
Authorized Signature         President                      Assistant Secretary

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE CERTIFICATE OF VOTE OF THE FUND, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

         THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.


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         NOTICE IS HEREBY GIVEN THAT THIS CERTIFICATE REPRESENTING THE AUCTION
PREFERRED SHARES, AND THE OBLIGATIONS ARISING OUT OF THE ISSUANCE AND SALE OF THE AUCTION PREFERRED SHARES, ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

         For value received, ______________ does hereby sell, assign and transfer unto __________________ shares of the Auction Preferred Shares, represented by the within Certificate, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said shares of beneficial interest on the books of the within named Fund with full power of substitution in the premises.

Dated: ___________, 200___

In presence of

__________________________



























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